Labor Contract

Party A:  Zhejiang Kandi Vehicle Co., Ltd.

Address:  Jinhua Industry Zong, Jinhua City, Zhejiang Province
Party B:          Hu Xiaoming
ID No.  __________________________________________

Party A and Party B make this contract on the principle of voluntaries and equality through mutual negotiation in accordance with Labor Law of the People’s Republic of China and other relevant prescriptions.

1.	Term of labor contract
The term of contract shall be   10  year(s) from this 10th day of June   (month) 2004,   (year) to this 9th day of  June  (month), 2014  (year).

2.	Scope of work
Party B agrees to work at the post of   President     and shall fulfill the task assigned for the post. If required by work, Party B agrees to change the post.

3.	Work condition and labor protection
Party A shall set up regulation on production safety and labor protection, and provide Party B with labor protection articles.

Party B shall work in according with the safety operating procedure to ensure safety production. If Party B does not operate according to the standard operating procedure set by Party A, Party B shall make compensation for the economical losses caused to Party A.

4.	Labor discipline
Party B shall comply with the regulation that is set up by Part A in accordance with the Law and shall obey the management of Party A. If Party B breaches the regulation, Party A may give appropriate punishment to Party B in accordance with the regulations.

5.	Labor compensation
Labor compensation is executed according to method one.

Method one: the labor compensation is made by Party A based on the rule of distribution according to work. Party B’ s labor compensation is made in accordance with the compensation regulation and method set by Party A

Method Two: annual wage system. Annual wage is RMB  180,000    yuan, which is pre-tax wage. One part is monthly advance payment of RMB yuan that is made at the wage time of Party A, the other part of the wage is to be paid after the end of the working year. The annual wage is including all the wage subsidies and over time payment.

6.	Social insurance and welfare
(1)
Party A and party B shall carry social insurances as required by the national law and regulations of the local government and pay social insurance in time. Party A shall withhold the individual part of the social insurance of Party B from the wage of Party B.

(2)	Other welfare shall comply with the regulations of Party B.

7.	Change and cancellation of contract.
(1)	If circumstances change, such as Party A adjusts production or production projects, the two parties can change the content of labor contract by consensus.
(2)
During the term of contract, each of the two parties can cancel the contract under the circumstances according to the prescriptions of Labor Law upon thirty days’ prior written notice to the other party.

(3)	Under any of the following circumstances for Party B, Party A may cancel the contract at any time:
① Party B has absenteeism for over  3  working day or for over  15     times per year;
② Party B breaches the working regulation or operating procedure causing an accident, or has dereliction of duty causing serious consequences;
③ Party B seriously breaches work order resulting in unmoral work of Party A;
④ Party B seriously breaches the regulations or labor discipline of Party A;’
⑤ Party B is sentenced to detention or imprisonment or penalty suspended  or re-education through labor.

8.	Termination o f contract
⑴ Under any of the following circumstances, the contract shall be terminated.
① The contract will be terminated at the expiration date. If any party requests for renewal of the contract, it shall notify the other party. The procedures for renewal of the contract can be made upon mutual consensus of the two parties
(2) Retirement or redundancy of Party B shall comply with relevant national regulations.
② After the termination of the contract, Party A shall provide Party B with Certification of Termination of Labor Contract, and follow relevant procedure.

9.	Breach Liabilities
(1)	The contract shall come into effect once being signed and shall be carried out strictly by both parties.
(2)
Should any party breach the contract, the liable party shall bear the legal responsibility, and make compensation for economical losses caused to the other party in view of the result and its liability.

(3)
If Party B leaves his post without permission, and cause the termination of the contract, and caused direct economical losses to Party A, Party B shall make compensation according to the losses. If the economical losses are immeasurable, the Party A shall make compensation equal to amount of the standard monthly wage.

10.	Others
                            N/A

11.	Any dispute arising out of performance of the contract may be settled by negotiation of the two parties.

12.	The contract is in quadruplicate, with two copies holding by Party A , one holding by Party B and one filed in the supervision authority.

Party A:                                                        Party B:       Hu Xiaoming
Legal representative:
(or authorized person):
Zhejiang Kandi Vehicle Co., Ltd.

Date:      June 6th, 2004